Exhibit 4.9(vii)

Portions of this exhibit have been omitted because it is not both material and is the type that the registrant treats as private or confidential.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

Liquidity Loan Contract

Contract No.: Jiading 2025 Liu Zi No. 25066202

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.

Unified Social Credit Code: 91310107324485470F

Legal Representative / Responsible Person: Liu Yuejin

Registered Address: 9th Floor, Building E1, No. 295, Lane 1588, Zhuguang Road, Xujing Town, Qingpu District, Postal Code: 200000

Deposit Bank and Account Number: China CITIC Bank, Shanghai Xuhui Sub-branch, Account No. 8110201013001309775

Telephone: [REDACTED] Fax: /

Email: /

Lender: Bank of China Co., Ltd., Shanghai Jiading Sub-branch

Legal Representative / Responsible Person: Cao Jie

Registered Address: No. 451 Tacheng Road, Jiading District, Postal Code: 201800

Telephone: 69919000 Fax: /

The Borrower and the Lender, through equal negotiation, have reached an agreement on the Lender’s extension of a liquidity loan to the Borrower and hereby enter into this contract.

Article 1 Loan Amount

Loan Currency: Renminbi

Loan Amount: (In Words) Seven Million Yuan Only

(In Figures) RMB 7,000,000.00

Article 2 Loan Term

Loan Term: 12 months, commencing from the actual drawdown date. If the loan is drawn in installments, the term shall commence from the date of the first actual drawdown.

The Borrower shall strictly draw down the loan in accordance with the agreed drawdown schedule. If the actual drawdown date is later than the agreed drawdown date, the Borrower shall still repay the loan in accordance with the repayment schedule stipulated in this contract.

Article 3 Loan Purpose

Loan Purpose: Daily operational turnover

Without the prior written consent of the Lender, the Borrower shall not change the loan purpose, including but not limited to using the loan for purchasing residential properties or repaying housing mortgage loans, for shareholder distributions, or for investments in financial assets, fixed assets, equity, or similar. The Borrower shall not use the loan for any areas or purposes prohibited by laws, regulations, regulatory provisions, or national policies, nor for on-lending, purchasing other financial products for arbitrage, diverting funds to artificially inflate fiscal revenue, illegally increasing local government隐性 debt, or any other purposes prohibited for bank loan use.

Article 4 Loan Interest Rate and Interest Calculation and Settlement (Note: To be filled in based on actual circumstances; inapplicable clauses shall be deleted)

The Lender shall disclose the annualized interest rate for the loan under this contract to the Borrower via the “Annualized Loan Interest Rate Notification Letter” attached hereto. If the annualized interest rate for the loan under this contract is calculated solely based on the loan interest rate specified in Section 1 of this Article, the aforementioned “Annualized Loan Interest Rate Notification Letter” shall not apply.

1. Loan Interest Rate

The loan interest rate (annualized rate; simple interest for Renminbi loans, and for foreign currency loans, either simple interest or a combination of simple and compound interest, as selected) shall be the following type (2):

(1) Fixed interest rate, annual rate / %. The contract rate shall remain unchanged during the loan term.

For Renminbi fixed-rate loans, the source is: the most recently published 1-year or 5-year or above (select one) Loan Prime Rate by the National Interbank Funding Center as of one business day prior to the effective date of this contract, plus or minus (select one) / basis points.

For foreign currency fixed-rate loans, the source is:

A. The benchmark rate applicable on the effective date (T day) of this contract plus / basis points. The benchmark rate is the interest rate value for the corresponding (tenor) of the agreed loan currency under this contract, as displayed on the Bloomberg financial terminal page or obtained from the Reuters information system, for US Dollar Term SOFR, Japanese Yen TIBOR, Euro EURIBOR, or / , on T-2 or T-3 business days. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. “Business day” in this paragraph refers to a business day in the jurisdiction of the relevant currency’s pricing benchmark administrator.

B. The benchmark rate applicable on the effective date (T day; if the effective date is not a business day, the most recent business day prior thereto shall be T day) of this contract plus / basis points. The benchmark rate is the interest rate value for the corresponding overnight rate of the agreed loan currency under this contract, as displayed on the Bloomberg financial terminal page, for US Dollar Overnight SOFR, British Pound Overnight SONIA, Japanese Yen Overnight TONA, Euro Overnight ESTR, Swiss Franc Overnight SARON, or / , on T-5 business days. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. “Business day” in this paragraph refers to a business day in the jurisdiction of the relevant currency’s pricing benchmark administrator. (Note: This subparagraph applies to overnight rates.)

C. The latest / -month (foreign currency benchmark rate) obtained from the Reuters information system before 9:00 AM (Beijing time) on the business day immediately preceding the effective date of this contract, plus / basis points. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed zero. (Note: This subparagraph applies to term interest rates for foreign currencies other than US Dollar, British Pound, Japanese Yen, Euro, and Swiss Franc.)

(2) Floating interest rate. The calculation period shall commence on the actual drawdown date (or, if the loan is drawn in multiple tranches, the date of the first actual drawdown). A floating period of 12 months shall apply, with repricing occurring once per period. The repricing date shall be the first day of the next floating period, i.e., the corresponding day of the month of the repricing date relative to the commencement date. If there is no corresponding day in that month, the last day of that month shall apply. If the floating period is daily, the repricing date shall be the day of the next floating period.

For each drawdown:

Floating interest rate for Renminbi loans:

A. The interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be the most recently published 1-year or 5-year or above (select one) Loan Prime Rate by the National Interbank Funding Center as of one business day prior to the actual drawdown date, plus or minus (select one) 40 basis points.

B. On the repricing date, together with all other tranches drawn, the interest rate shall be repriced based on the most recently published 1-year or 5-year or above (select one) Loan Prime Rate by the National Interbank Funding Center as of one business day prior to the repricing date, plus or minus (select one) 40 basis points, which shall serve as the applicable interest rate for that floating period.

Foreign currency borrowing floating interest rate

A. If a term interest rate applies, the interest rate shall be determined according to the following rules: the interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be determined by the benchmark rate applicable on the actual drawdown date (T day) plus a spread of / basis points. The benchmark rate shall be the interest rate value for the corresponding (tenor) of the borrowing currency agreed under this contract, as displayed on the Bloomberg financial telecommunications terminal page or obtained from the Reuters information system, on the date that is □ T-2 □ T-3 business days. On each repricing date (T day), together with all other tranches of the drawdown, the applicable interest rate for the floating period shall be determined by the benchmark rate for the corresponding (tenor) of the borrowing currency agreed under this contract, as displayed on the Bloomberg financial telecommunications terminal page or obtained from the Reuters information system, on the date that is □ T-2 □ T-3 business days, plus a spread of / basis points. The spread shall remain unchanged during the term of the contract. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. Business days as referred to in this paragraph shall mean the local business days of the jurisdiction of the administrator of the pricing benchmark for the relevant currency.

B. If an overnight interest rate applies, the interest rate shall be determined according to the following rules: the interest rate for each interest calculation day (meaning each calendar day during the borrowing period, the same below) shall be determined by the benchmark rate applicable on that day for the corresponding □ USD overnight SOFR □ GBP overnight SONIA □ JPY overnight TONA □ EUR overnight ESTR □ CHF overnight SARON □ of the borrowing currency agreed under this contract, plus a spread of basis points. The lender shall subsequently determine the interest rate for each interest calculation day based on the benchmark rate applicable on that day and the aforementioned spread. The daily pricing benchmark rate shall be determined for each interest calculation day as follows: the first rate determination date shall be the actual drawdown date, and each subsequent rate determination date shall be each interest calculation day following the first rate determination date. The benchmark rate applicable on the rate determination date (T day; if the rate determination date is not a business day, then the most recent business day prior to it shall be T day) shall be the interest rate value for the corresponding □ USD overnight SOFR □ GBP overnight SONIA □ JPY overnight TONA □ EUR overnight ESTR □ CHF overnight SARON □ of the borrowing currency agreed under this contract, as displayed on the Bloomberg financial telecommunications terminal page, on the date that is T-5 business days. The spread shall remain unchanged during the term of the contract. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. Business days as referred to in this paragraph shall mean the local business days of the jurisdiction of the administrator of the pricing benchmark for the relevant currency.

C. The interest rate for the initial period (from the actual drawdown date to the end of the current floating period) shall be the latest / month (foreign currency benchmark rate) obtained from the Reuters information system before 9:00 a.m. (Beijing time) on the business day immediately preceding the actual drawdown date, plus / basis points. On each repricing date, together with all other tranches of the drawdown, the interest rate shall be repriced using the latest / (foreign currency benchmark rate) for the same floating period obtained from the Reuters information system before 9:00 a.m. (Beijing time) on the business day immediately preceding that date, plus / basis points, and such repriced rate shall be the applicable interest rate for that floating period. If the foreign currency benchmark rate is negative, the foreign currency benchmark rate shall be deemed to be zero. (Note: this subparagraph applies to term interest rates for foreign currencies other than the U.S. dollar, British pound, Japanese yen, euro, and Swiss franc.)

2. Interest calculation

(1) For the fixed interest rate under subparagraph (1) of paragraph 1 of this clause, the floating interest rate for renminbi borrowing under subparagraph (2) of paragraph 1, and items A and C of the foreign currency borrowing floating interest rate under subparagraph (2) of paragraph 1:

Interest shall accrue from the actual drawdown date of the borrower and shall be calculated based on the actual amount drawn down and the number of days the funds are used.

Interest calculation formula: interest = principal x actual number of days x daily interest rate.

The daily interest rate calculation basis is 360 days per year. Conversion formula: daily interest rate = annual interest rate / 360.

(2) For item B of the foreign currency borrowing floating interest rate under subparagraph (2) of paragraph 1 of this clause:

Interest shall accrue from the actual drawdown date of the borrower and shall be calculated based on the actual amount drawn down and the number of days the funds are used.

□ Simple interest calculation: interest on the portion calculated based on the pricing benchmark and the portion calculated based on the spread shall both be calculated using the simple interest method.

□ Combined simple and compound interest calculation: for the portion calculated based on the pricing benchmark, the interest on such portion for each business day = (principal of the borrowing + total interest on this portion accrued up to the end of the previous day) x the applicable benchmark daily interest rate for that day; on non-business days, interest shall still be calculated using the simple interest method. Interest on the portion calculated based on the spread shall be calculated using the simple interest method.

The daily interest rate calculation basis is 360 days per year. Conversion formula: daily interest rate = annual interest rate / 360.

The business days referred to above shall mean the local business days of the jurisdiction of the administrator of the pricing benchmark for the relevant currency.

3. Interest settlement method

The borrower shall settle interest in accordance with the following method 1:

(1) Quarterly interest settlement, with the 20th day of the last month of each quarter as the interest settlement date and the 21st day as the interest payment date.

(2) Monthly interest settlement, with the 20th day of each month as the interest settlement date and the 21st day as the interest payment date.

If the final repayment date of the loan principal does not fall on an interest payment date, then such final repayment date of the loan principal shall be the interest payment date, and the borrower shall pay all accrued interest in full.

4. Default interest

(1) For overdue borrowing or borrowing used in a manner not in accordance with the agreed purpose under the contract, default interest shall be charged on the overdue or misappropriated portion at the default interest rate specified in this subparagraph from the date of overdue or misappropriation until the principal and interest are fully repaid.

For borrowing that is both overdue and misappropriated, default interest shall be charged at the higher of the applicable default interest rates.

(2) For interest and default interest that the borrower fails to pay when due, compound interest shall be charged at the default interest rate specified in this subparagraph in accordance with the interest settlement method set forth in paragraph 3 of this clause.

(3) Default interest rate (note: to be completed based on the borrowing currency and the method of interest rate determination)

Default interest rate for renminbi borrowing:

□ Default interest rate for fixed-rate borrowing

A. Floating rate, with a floating period of / months / / years (note: for fixed-rate loans with a borrowing term of one year (inclusive) or less, the floating period shall be the original borrowing term; for fixed-rate loans with a borrowing term of more than one year, the floating period shall be one year). The rate shall be repriced at each floating period starting from the date of overdue or misappropriation. The repricing date shall be the corresponding day of the month in which the repricing occurs relative to the date of overdue or misappropriation; if there is no corresponding day in that month, the last day of that month shall be the repricing date.

B. The penalty interest rate for overdue loan shall be the penalty base interest rate determined under item C of this paragraph plus 50%, and the penalty interest rate for misused loan shall be the penalty base interest rate determined under item C of this paragraph plus 100%.

C. During the first floating period, the penalty base interest rate shall be the loan interest rate agreed in paragraph 1 of this clause. Upon the expiration of each floating period, the penalty base interest rate for the next floating period shall be determined based on the loan prime rate of the most recent quotation published by the National Interbank Funding Center on the business day immediately preceding the repricing date, selecting either the 1-year or the over-5-year tenor, plus or minus a certain number of basis points.

Penalty interest rate for floating rate loan:

A. The penalty interest rate shall float from the date of overdue or misappropriation in accordance with the floating period agreed in paragraph 1 of this clause. The penalty repricing date shall be the corresponding day of the month in which the repricing occurs for the date of overdue or misappropriation; if there is no corresponding day in that month, the last day of that month shall be the penalty repricing date.

B. The penalty interest rate for overdue loan shall be the penalty base interest rate determined under item C of this paragraph plus 50%, and the penalty interest rate for misused loan shall be the penalty base interest rate determined under item C of this paragraph plus 100%.

C. During the first floating period, the penalty base interest rate shall be the loan interest rate actually in effect at the time of the overdue or misappropriation. Upon the expiration of each floating period, the penalty base interest rate for the next floating period shall be repriced on the repricing date in accordance with the method agreed in paragraph 1 of this clause.

Penalty interest rate for foreign currency loan:

Fixed rate loan penalty interest rate:

The penalty interest rate for overdue loan shall be the loan interest rate determined under paragraph 1, subparagraph (1) of this clause plus a certain number of basis points, and the penalty interest rate for misused loan shall be the loan interest rate determined under paragraph 1, subparagraph (1) of this clause plus a certain number of basis points.

Floating rate loan penalty interest rate:

A. The floating period and repricing date for the penalty interest rate shall be determined in accordance with paragraph 1, subparagraph (2) of this clause. During the first floating period, the penalty base interest rate shall be the loan interest rate actually in effect at the time of the overdue or misappropriation. Upon the expiration of each floating period, the penalty base interest rate for the next floating period shall be repriced on the repricing date in accordance with the method agreed in paragraph 1, subparagraph (2) of this clause.

B. The penalty interest rate for overdue loan shall be the penalty base interest rate determined under item A of this paragraph plus a certain number of basis points, and the penalty interest rate for misused loan shall be the penalty base interest rate determined under item A of this paragraph plus a certain number of basis points.

Floating rate loan penalty interest rate (remark: this subparagraph applies to loans with combined simple and compound interest calculation; delete if not applicable):

A. From the date of overdue or misappropriation, the penalty base interest rate shall float according to the interest settlement period. The penalty base interest rate for each interest settlement period shall be the actual interest rate in effect during the preceding interest settlement period.

B. The penalty interest rate for overdue loan shall be the penalty base interest rate determined under item A of this paragraph plus a certain number of basis points, and the penalty interest rate for misused loan shall be the penalty base interest rate determined under item A of this paragraph plus a certain number of basis points.

5. Others

(1) The “loan interest rate” and “penalty interest rate” under this contract are tax-inclusive rates, meaning that the interest collected by the lender from the borrower already includes the value-added tax payable in accordance with national laws and regulations.

(2) If there is a material change to the pricing benchmark for the floating interest rate under this contract, the matter shall be handled in accordance with the market rules in effect at that time. If the lender requires the borrower to enter into a supplementary contract regarding the relevant matters, the borrower shall cooperate.

(3) The term “pricing benchmark” used in this clause shall have the same meaning as the term “base interest rate.”

(4) Under this contract, “term SOFR” means the term SOFR published and administered by the Chicago Mercantile Exchange (or its successor administrator), “TIBOR” means the TIBOR published and administered by the Japanese Bankers Association (or its successor administrator), “EURIBOR” means the EURIBOR published and administered by the European Money Markets Institute (or its successor administrator), “overnight SOFR” means the overnight SOFR published and administered by the Federal Reserve Bank of New York (or its successor administrator), “overnight SONIA” means the overnight SONIA published and administered by the Bank of England (or its successor administrator), “overnight TONA” means the overnight TONA published and administered by the Bank of Japan (or its successor administrator), “overnight ESTR” means the overnight ESTR published and administered by the European Central Bank (or its successor administrator), and “overnight SARON” means the overnight SARON published and administered by SIX Swiss Exchange (or its successor administrator).

Article 5 Conditions for Drawdown

The borrower must satisfy the following conditions before drawing the loan:

1. This contract and its appendices have become effective.

2. The borrower has provided the guarantee as required by the lender, and the guarantee contract has become effective and completed the legally required approvals, registrations, or filings.

3. The borrower has deposited with the lender the documents, instruments, seals, personnel lists, and specimen signatures related to the execution and performance of this contract, and has completed the relevant forms.

4. The borrower has opened with the lender any accounts necessary for the performance of this contract.

5. At least 10 banking business days prior to the drawdown, the borrower shall submit a written drawdown request and relevant documentation evidencing the use of the loan proceeds to the lender, and complete the relevant drawdown procedures.

6. The borrower has submitted to the lender the resolution and power of attorney from its board of directors or other competent authority approving the execution and performance of this contract. (Remark: this is an optional clause; delete if not applicable. Also note that prior to signing the contract, the lender shall verify whether the borrower has obtained the relevant approvals and authorizations for the execution of this contract.)

7. Other drawdown conditions as stipulated by law or agreed by both parties.

If the above drawdown conditions are not satisfied, the lender shall have the right to reject the borrower’s drawdown request, unless the lender agrees to disburse the funds.

Article 6 Time and Method of Drawdown

1. The borrower shall draw the loan in accordance with the following method (2) regarding time and method:

(1) Draw the full amount in a single installment on [date].

(2) Draw the full amount within 90 days from June 9, 2025.

(3) Draw the loan in installments according to the following schedule:

2. For any portion not drawn within the time period specified above, the lender shall have the right to reject the borrower’s drawdown request.

Article 7 Payment of Loan Proceeds

1. Loan disbursement account

The borrower shall open the following account with the lender as the loan disbursement account, through which the disbursement and payment of the loan shall be processed.

Account name: WIPO (Shanghai) New Energy Technology Co. Ltd.

Account number: [REDACTED]

The above account is a designated account and may only be used for the disbursement and payment of loan funds. It shall not be used for the receipt or payment of other funds. (Note: This sentence is optional. If not applicable, it must be deleted.)

2. Method of Payment of Loan Funds

(1) The method of payment of loan funds shall be implemented in accordance with laws, regulations, regulatory provisions, and the terms of this contract. The method of payment of loan funds for each drawdown shall be confirmed in the drawdown application. If the lender considers that the method of payment of loan funds selected in the drawdown application does not meet the requirements, the lender has the right to change the payment method or suspend the disbursement and payment of loan funds.

(2) Lender-directed payment means that the lender, based on the borrower’s drawdown application and payment instruction, pays the loan funds to the borrower’s transaction counterparties that meet the purposes specified in this contract. In accordance with the relevant regulations of the National Financial Regulatory Administration and the lender’s internal management regulations, the payment of loan funds that meets any of the following conditions shall adopt the lender-directed payment method:

A. The lender has newly established a credit business relationship with the borrower, and the borrower’s credit rating has not reached the lender’s internal requirements;

B. At the time of the drawdown application, the payment counterparty is identified (with a clear account number and account name) and the single amount to a transaction counterparty exceeds RMB [REDACTED] (excluding this amount, foreign currency to be converted at the exchange rate on the actual drawdown date) (Note: The amount specified here shall not exceed RMB 10 million as stipulated in Article 30 of the “Working Capital Loan Management Measures” (National Financial Regulatory Administration Order No. 2 of 2024) and shall not exceed the amount specified in the lender’s relevant internal management documents);

C. Other circumstances stipulated by the lender or agreed upon with the borrower.

(3) Borrower self-payment means that after the lender disburses the loan funds to the borrower’s account based on the borrower’s drawdown application, the borrower pays the funds independently to its transaction counterparties that meet the purposes specified in this contract. Except for the circumstances where the lender-directed payment method shall be adopted as stipulated in the preceding paragraph, the payment method for other loan funds shall be borrower self-payment.

(4) Change of payment method. After submitting the drawdown application, if the borrower’s external payment conditions, credit rating, or other conditions change, and the conditions stipulated in item (2) of paragraph 2 of this clause are met for self-paid loan funds, the payment method of the loan funds shall be changed. If the payment method is changed, or if the payment amount, payment counterparty, or loan purpose under the lender-directed payment method changes, the borrower shall provide the lender with a written change application explanation, resubmit the drawdown application, and provide relevant transaction documents evidencing the use of funds.

3. Specific Requirements for Lender-Directed Payment of Loan Funds

(1) Payment instruction. If the conditions for lender-directed payment are met, the borrower shall include a clear payment instruction in the drawdown application, i.e., authorizing and entrusting the lender, after transferring the loan funds to the designated borrower account, to directly pay the loan funds to the accounts of the borrower’s designated transaction counterparties that meet the purposes specified in this contract. The borrower shall also provide necessary payment information such as the name of the receiving transaction counterparty, the transaction counterparty’s account, and the payment amount.

(2) Provision of transaction documents. If the conditions for lender-directed payment are met, the borrower shall provide the lender with its disbursement account information, transaction counterparty account information, payment amount, and supporting materials evidencing that this drawdown complies with the loan purposes specified in the loan contract at the time of each drawdown. The borrower shall ensure that all materials provided to the lender are true, complete, and valid. If the lender’s obligation to make directed payment is not fulfilled in a timely manner due to the borrower’s provision of untrue, inaccurate, or incomplete transaction-related documents, the lender shall not bear any liability, and the borrower’s repayment obligations already incurred under this contract shall not be affected.

(3) Performance of the lender’s obligation for directed payment

A. If lender-directed payment is adopted, after the borrower submits the payment instruction and relevant transaction documents, the lender shall, upon review and approval, pay the loan funds to the borrower’s transaction counterparties through the borrower’s account.

B. If, upon review, the lender finds that the borrower’s provided purpose evidence materials and other related transaction materials do not comply with the terms of this contract or have other defects, the lender has the right to require the borrower to supplement, replace, explain, or resubmit the relevant materials. Until the borrower submits transaction materials deemed satisfactory by the lender, the lender has the right to refuse the disbursement and payment of the relevant funds.

C. If a refund occurs from the bank where the transaction counterparty’s account is held, resulting in the lender’s inability to pay the loan funds to the transaction counterparty in a timely manner in accordance with the borrower’s payment instruction, the lender shall not bear any liability, and the borrower’s repayment obligations already incurred under this contract shall not be affected. The borrower hereby authorizes the lender to freeze the funds returned by the bank where the transaction counterparty’s account is held. In such a case, the borrower shall resubmit the payment instruction, purpose evidence materials, and other relevant transaction documents.

(4) The borrower shall not circumvent lender-directed payment by splitting payments into smaller amounts.

4. After the loan funds are disbursed, the borrower shall promptly provide records and materials of the use of the loan funds as required by the lender. The aforementioned materials to be provided include but are not limited to: [blank]

5. If any of the following circumstances occur, the lender has the right to re-determine the conditions for loan disbursement and payment, change the payment method of the loan, or stop or suspend the disbursement and payment of loan funds:

(1) The borrower’s business and financial condition significantly deteriorates;

(2) The borrower’s creditworthiness declines or the profitability of its main business is weak;

(3) The use of loan funds becomes abnormal or the borrower circumvents directed payment;

(4) The borrower fails to promptly provide records and materials of the use of loan funds as required by the lender;

(5) The borrower violates the provisions of this clause regarding the payment of loan funds;

(6) Other material breaches of the terms of this contract.

Article 8 Repayment

1. The borrower designates the following account as the fund collection account. The borrower’s fund collections shall be deposited into this account. The borrower shall promptly provide information on the inflows and outflows of funds in this account. The lender has the right to require the borrower to explain the inflow and outflow of large and abnormal funds in the fund collection account and to supervise this account. The lender has the right to require the borrower to enter into a separate account management agreement for the management of the fund collection account.

Account Name: WIPO (Shanghai) New Energy Technology Co., Ltd.

Account Number: [REDACTED]

2. Unless otherwise agreed by both parties, the borrower shall repay the loan under this contract in accordance with repayment plan item 1 below:

(1) All borrowings under this contract shall be repaid on the maturity date of the loan term. (Note: In accordance with Article 23 of the Measures for the Administration of Working Capital Loans (Financial Regulatory Administration Order No. 1 of 2024), this clause does not apply in principle to loans with a term exceeding one year.)

(2) The borrowings under this contract shall be repaid in accordance with the following repayment schedule:

(3) Other repayment schedule:

If the borrower needs to change the above repayment schedule, it shall submit a written application to the lender at least 10 banking business days before the corresponding loan maturity date. Any change to the repayment schedule shall be confirmed in writing by both parties.

3. Unless otherwise agreed by both parties, if the borrower is simultaneously in default on both principal and interest, as well as costs for enforcing claims, the lender has the right to decide the order of repayment between principal, interest, and costs for enforcing claims. In the case of installment repayments, if there are multiple matured or overdue loans under this contract, the lender has the right to decide the order of satisfaction for any repayment made by the borrower. If there are multiple matured loan contracts between the borrower and the lender, the lender has the right to decide the order of contracts to which each repayment by the borrower shall be applied.

4. Unless otherwise agreed by both parties, the borrower may prepay the loan, provided that it gives the lender written notice at least 10 banking business days in advance. The amount of any prepayment shall first be applied to repay the last maturing loan, in reverse order of maturity.

For loans calculated using a combination of simple and compound interest, if prepayment or partial prepayment is involved, all interest corresponding to the prepaid principal shall be settled in a lump sum.

The lender has the right to charge a prepayment penalty on the prepaid portion at the rate of / . (Note: This is an optional clause. If it is not applicable or if the borrower is a small or micro enterprise, this clause must be deleted.)

5. The borrower shall repay the loan in the following manner (Option 1):

(1) The borrower shall deposit sufficient funds into the following repayment account no later than 10 banking business days before each principal and interest due date to prepare for repayment. The lender has the right to automatically deduct the amount from this account on each principal and interest due date.

Repayment account name: WIPO (Shanghai) New Energy Technology Co., Ltd.

Account number: [REDACTED]

(2) Other repayment methods agreed by both parties:

Article 9 Guarantee (Note: Select as applicable based on the facts; delete any inapplicable clauses.)

1. The guarantee method for the debts under this contract is as follows:

This contract constitutes a master contract under the “Maximum Guarantee Contract” numbered Jiading 2025 Maximum Guarantee No. [REDACTED], entered into between the guarantor Liu Yuejin and the lender, under which a maximum guarantee is provided.

2. If the borrower or guarantor experiences any event that the lender believes may affect their ability to perform obligations, or if the guarantee contract becomes invalid, is revoked, or is terminated, or if the financial condition of the borrower or guarantor deteriorates or they become involved in material litigation or arbitration, or if the accounts of the borrower or guarantor are frozen, or if for any other reason their ability to perform obligations may be affected, or if the guarantor defaults under the guarantee contract or any other contract with the lender, or if the collateral depreciates, is damaged, lost, or seized, thereby weakening or losing its guarantee value, the lender has the right to demand, and the borrower is obligated to provide, new guarantees, replace the guarantor, or take other measures to secure the debts under this contract.

Article 10 Issuance of Invoices

1. The borrower may apply to the lender for a value-added tax (VAT) invoice (VAT special invoice / VAT general invoice) after the lender confirms receipt of the funds. The lender shall issue the VAT invoice to the borrower after receiving the borrower’s application for such invoice.

2. The borrower may apply for a VAT invoice at the relevant business handling institution or other institution designated by the lender.

3. The borrower must confirm that the payer of the funds, the party signing the contract, and the purchaser listed on the VAT invoice are the same tax entity. If they are inconsistent, and this results in the borrower being unable to record the transaction in its accounts or legally deduct input VAT, the relevant losses shall be borne solely by the borrower.

4. If the borrower loses the invoice after receiving it, the lender is not obligated to issue a replacement VAT invoice to the borrower.

5. If, after negotiation, the lender provides a discount to the borrower, the amount stated on the VAT invoice shall be based on the discounted price.

6. If the lender provides services to the borrower free of charge, the lender shall not issue a VAT invoice.

7. When the lender issues a VAT invoice to the borrower, the borrower shall promptly verify the information on the invoice. If the invoice information is incorrect, the borrower shall promptly submit an application to the lender for reissuance of the VAT invoice.

Article 11 Representations and Undertakings

1. The borrower represents as follows:

(1) The borrower is lawfully registered and in good standing with the market supervision and administration authority or competent authority, and possesses the full civil capacity and capacity for civil conduct required to enter into and perform this contract.

(2) The execution and performance of this contract are based on the borrower’s true intention, have been duly authorized in accordance with its articles of association or other internal management documents, and do not violate any agreement, contract, or other legal document binding on the borrower. The borrower has obtained or will obtain all necessary approvals, permits, filings, or registrations required for the execution and performance of this contract.

(3) All documents, financial statements, certificates, and other materials provided by the borrower to the lender under this contract are true, complete, accurate, and valid.

(4) The transaction background for which the borrower applies to the lender for business is genuine and lawful, does not involve illegal purposes such as money laundering, terrorist financing, financing of the proliferation of weapons of mass destruction, tax evasion, or fraud, and does not violate the sanctions regulations of the United Nations, China, or other applicable jurisdictions.

(5) The borrower has not concealed from the lender any events that may affect its own or the guarantor’s financial condition and ability to perform obligations.

(6) The borrower and the loan project meet national environmental protection standards, are not enterprises or projects identified and published by relevant state authorities as having prominent energy consumption or pollution issues with ineffective rectification, and do not involve energy consumption or pollution risks.

(7) The purpose of the loan and the source of repayment are genuine and lawful.

(8) Other matters represented by the borrower:

2. The borrower undertakes as follows:

(1) To submit its financial statements (including but not limited to annual, quarterly, and monthly reports) and other relevant materials to the lender periodically or promptly as required by the lender. The borrower shall ensure that it continuously meets the following financial indicator requirements: /

(2) If the borrower has entered into or will enter into a counter-guarantee agreement or similar agreement with the guarantor under this contract regarding the guarantor’s guarantee obligations, such agreement shall not impair any rights of the lender under this contract.

(3) Cooperate with the lender in loan disbursement management and post-disbursement management, accept the lender’s loan inspection and supervision, and provide sufficient assistance and cooperation. If the borrower makes autonomous disbursements, it shall accept and cooperate with the lender’s inspection and supervision, including account analysis, document verification, and on-site investigation, to determine whether the loan disbursement complies with the agreed use and whether there is any circumvention of entrusted disbursement through splitting of amounts. The borrower shall, at the lender’s request, periodically submit a summary report on the disbursement and use of loan funds. The specific reporting schedule is as follows: ________.

(4) Prior to any merger, division, capital reduction, equity transfer, or any major matter that may affect its debt repayment ability, such as outward investment, provision of external guarantees, material increase in debt financing, or transfer of major assets or claims, the borrower must obtain the lender’s prior written consent.

If any of the following circumstances occur, the borrower shall promptly notify the lender:

A. Changes to the borrower’s or guarantor’s articles of association, business scope, registered capital, or legal representative.

B. Changes in business operation methods, including any form of joint operation, equity joint venture with foreign investors, cooperative joint venture, contracting, reorganization, restructuring, or planned listing.

C. Involvement in material litigation or arbitration proceedings, or the seizure, attachment, or supervision of property or collateral, or the creation of any new security interest over the collateral.

D. Suspension of business, dissolution, liquidation, suspension of operations for rectification, revocation, cancellation of business license, (being) subject to bankruptcy application, etc.

E. Shareholders, directors, or current senior management are suspected of being involved in major cases or economic disputes.

F. The borrower has committed an event of default under any other contract.

G. The borrower experiences operational difficulties or a deterioration of its financial condition.

H. Any other material adverse event affecting the borrower’s ability to repay its debts.

(5) The borrower’s repayment of debts to the lender shall have priority over the borrower’s repayment of loans from its shareholders and shall be at least pari passu with similar debts owed to other creditors.

Furthermore, from the effective date of this contract until all principal, interest, and related expenses under this contract are fully repaid, the borrower shall not repay any loans from its shareholders. (Note: This sentence is optional. Delete if not applicable.)

(6) In any fiscal year where the after-tax net profit is zero or negative, or where the after-tax profit is insufficient to cover the accumulated losses from previous fiscal years, or where the pre-tax profit has not been used to repay the principal, interest, and expenses due by the borrower in that fiscal year, or where the pre-tax profit is insufficient to repay the principal, interest, and expenses due in the next period, the borrower shall not distribute dividends or bonuses to its shareholders in any form.

☐ From the effective date of this contract until all principal, interest, and related expenses under this contract are fully repaid, the borrower shall not distribute dividends or bonuses to its shareholders in any form.

☐ From the effective date of this contract until all principal, interest, and related expenses under this contract are fully repaid, any dividends or bonuses distributed by the borrower to its shareholders shall not exceed _____% of the borrower’s after-tax profit.

☐ In any fiscal year where the after-tax net profit is zero or negative, or where the after-tax profit is insufficient to cover the accumulated losses from previous fiscal years, or where the pre-tax profit has not been used to repay the principal, interest, and expenses due by the borrower in that fiscal year, or where the pre-tax profit is insufficient to repay the principal, interest, and expenses due in the next period, the borrower shall not distribute dividends or bonuses to its shareholders in any form. Furthermore, when dividends or bonuses may be distributed to shareholders in accordance with this clause, the amount distributed shall not exceed _____% of the borrower’s after-tax profit.

(Note: Select one option based on actual business needs. Delete any inapplicable clauses.)

(7) The borrower shall not dispose of its own assets in a manner that reduces its debt repayment ability. The borrower undertakes that the total amount of its external guarantees shall not exceed _____ times its net assets, and that the total amount of external guarantees and the amount of any single guarantee shall not exceed the limits set forth in its articles of association.

(8) Unless in compliance with the agreed use under this contract or with the lender’s consent, the borrower shall not transfer the loan funds under this contract to accounts with the same name or to accounts of related parties.

For any transfer to an account with the same name or to an account of a related party, the borrower shall provide corresponding supporting documentation.

(9) ☐ With respect to the loan under this contract, the guarantee conditions, loan interest rate pricing, repayment priority, and other loan terms provided by the borrower to the lender shall be no less favorable than those provided to any other financial institution now or in the future. (Note: This is an optional clause. Delete if not applicable.)

(10) ☐ Promptly register the foreign currency loan, obtain approval for repayment of principal and interest, and complete other procedures with the State Administration of Foreign Exchange. (Note: This is an optional clause. Delete if not applicable.)

(11) The lender has the right to recover the loan early based on the borrower’s capital return situation.

(12) ☐ The borrower shall submit to the lender its environmental (climate), social, and governance risk report. The borrower represents, warrants, and undertakes to strengthen its environmental (climate), social, and governance risk management and agrees to accept the lender’s supervision. Any breach of the foregoing by the borrower constitutes or is deemed to be an event of default under this contract, and the lender may take default remedy measures in accordance with this contract. (Note: This is an optional clause. According to the Green Credit Guidelines (CBRC [2012] No. 4) and the Green Finance Guidelines for the Banking and Insurance Industries (CBIRC [2022] No. 15), this clause should be selected if the borrower is a client with significant environmental (climate), social, and governance risks. Delete if not applicable.)

(13) Cooperate with the lender in conducting due diligence, cooperate in providing and updating information on the institution and its ultimate beneficial owners, and provide background information on relevant transactions.

(14) The lender has the right, in accordance with laws and regulations, to participate in the borrower’s activities such as large-scale financing, asset sales, mergers, divisions, shareholding system reforms, and bankruptcy liquidation, in order to protect the lender’s claims.

(15) Timely provide the lender with complete, truthful, and valid materials.

(16) Other matters undertaken by the borrower: ________________________.

Article 12: Disclosure of Related Party Transactions Within the Borrower’s Group

The parties agree to apply the following item 1:

1. The borrower is not a group client as determined by the lender in accordance with the risk management guidelines for credit business with group clients of commercial banks (circular no. 4 of 2010 of the China Banking Regulatory Commission) (the “guidelines”).

2. The borrower is a group client as determined by the lender in accordance with the guidelines. The borrower shall promptly report to the lender any related party transactions exceeding 10% of its net assets, including the relationship between the transacting parties, the subject matter and nature of the transaction, the amount or corresponding proportion of the transaction, and the pricing policy (including transactions with no amount or only a nominal amount).

If any of the following circumstances occur, the lender has the right to unilaterally decide to stop disbursing any unused loan proceeds to the borrower and to accelerate repayment of part or all of the loan principal and interest: using false contracts with related parties to discount or pledge receivables such as notes receivable or accounts receivable without a genuine trade background at a bank to obtain bank funds or credit; undergoing major mergers, acquisitions, reorganizations, or other situations that the lender believes may affect the safety of the loan; intentionally evading bank claims through related party transactions; or other circumstances specified in article 18 of the guidelines.

Article 13: Events of Default and Treatment

Any of the following events constitutes or is deemed an event of default by the borrower under this contract:

1. The borrower fails to perform its payment and repayment obligations to the lender as agreed in this contract.

2. The borrower fails to draw down the loan funds in the manner agreed in this contract or fails to use the funds obtained for the purposes agreed in this contract; or the borrower uses the loan funds for on-lending or purchasing other financial products for arbitrage; or the borrower uses the loan funds to artificially increase fiscal revenue; or the borrower illegally increases local government hidden debt.

3. Any representation made by the borrower in this contract is untrue, or the borrower fails to comply with any undertaking made in this contract.

4. The circumstances specified in article 11, paragraph 2, item (4) and other provisions of this contract occur, and the lender believes that the financial condition or performance capability of the borrower or the guarantor may be affected, and the borrower fails to provide new security or replace the guarantor as required by this contract.

5. The borrower’s credit standing deteriorates.

6. The borrower’s financial indicators such as profitability, solvency, operational capability, and cash flow deteriorate, breaching the indicator constraints or other financial covenants agreed in this contract.

7. The borrower commits an event of default under any other contract with the lender or any other institution of Bank of China Co., Ltd. The borrower commits an event of default under any other contract with the lender or any other institution of Bank of China Co., Ltd. The borrower commits an event of default under any credit facility contract with other financial institutions. (Note: select one based on actual business needs; delete inapplicable clauses.)

8. The guarantor breaches the guarantee contract or commits an event of default under any other contract with the lender or any other institution of Bank of China Co., Ltd.

9. The borrower ceases business operations, or undergoes dissolution, cancellation, or bankruptcy proceedings.

10. The borrower is involved in or may be involved in material economic disputes, litigation, or arbitration, or its assets are sealed up, seized, or subject to compulsory enforcement, or it is investigated or penalized by judicial authorities or administrative agencies such as tax or industry and commerce authorities, which has affected or may affect its performance of obligations under this contract.

11. The borrower’s key individual investors or key management personnel experience abnormal changes, go missing, or are investigated by judicial authorities or have their personal freedom restricted, which has affected or may affect its performance of obligations under this contract.

12. During the lender’s annual review (i.e., each year from the effective date of this contract) of the borrower’s financial condition and performance capability, circumstances are discovered that may affect the financial condition or performance capability of the borrower or the guarantor.

13. Large or abnormal fund inflows or outflows occur in the designated fund collection account, and the borrower cannot provide an explanation acceptable to the lender.

14. The energy-saving project construction is seriously delayed, the energy-saving technology and equipment have serious defects, the main facilities or equipment are shut down or production is reduced, causing a significant drop in energy load, the actual energy savings are significantly lower than the projected amount, energy-saving benefits cannot be promptly returned to the designated account, the borrower engages in private usurious lending, provides external guarantees or incurs new debts without the lender’s consent, or key financial indicators seriously deteriorate. (Note: this is a selective clause. When conducting energy efficiency credit business in accordance with the energy efficiency credit guidelines (circular no. 2 of 2015 of the China Banking Regulatory Commission), this clause should be selected. Delete if not applicable.)

15. The borrower refuses to cooperate with the lender in conducting due diligence, the borrower or its transaction counterparty is suspected of money laundering, terrorist financing, nuclear proliferation, violating sanctions regulations, or other illegal or non-compliant activities, or the borrower or guarantor is included on the sanctions lists of the United Nations, China, or other applicable jurisdictions.

16. The borrower breaches any other provisions regarding the rights and obligations of the parties in this contract.

Upon the occurrence of any event of default as specified above, the borrower shall bear liability for default, and the lender has the right, depending on the specific circumstances, to take one or more of the following measures:

1. Require the borrower and the guarantor to rectify the default within a specified period.

2. Reduce, suspend, cancel, or terminate all or part of the credit facility granted to the borrower.

3. Suspend or terminate, in whole or in part, the processing of the borrower’s applications for drawdowns under this contract or other contracts between the borrower and the lender; suspend, cancel, or terminate, in whole or in part, the disbursement, payment, and processing of loans not yet disbursed or trade finance not yet processed.

4. Declare all or part of the outstanding loan principal, interest, and other amounts payable under this contract and other contracts between the borrower and the lender to be immediately due and payable.

5. Adjust the interest rate on the loan under this contract and impose default interest.

6. Adjust the loan disbursement method, such as changing from self-disbursement to entrusted disbursement or lowering the threshold amount for entrusted disbursement.

7. Downgrade the risk classification of all credit assets under this contract and other contracts between the borrower and the lender.

8. Terminate or rescind this contract, or terminate or rescind, in whole or in part, other contracts between the borrower and the lender.

9. Require the borrower to compensate the lender for losses caused by the borrower’s default, including but not limited to litigation costs, attorney fees, notarization fees, enforcement fees, and other related costs incurred in realizing the claim.

10. Deduct and transfer funds from accounts opened by the borrower with the lender or other institutions of Bank of China Co., Ltd. to satisfy all or part of the borrower’s obligations under this contract. Any amount not yet due in such accounts shall be deemed to have accelerated and become due. If the currency of the account differs from the lender’s business pricing currency, the conversion shall be made at the lender’s applicable foreign exchange rate at the time of deduction.

11. Exercise the security interest.

12. Demand that the guarantor perform the suretyship obligation.

13. Take other measures that the lender deems necessary and appropriate.

Article 14 Reservation of Rights

if a party fails to exercise any or all of its rights under this contract, or fails to require the other party to perform or assume any or all of its obligations or liabilities, such failure shall not constitute a waiver of such rights or an exemption from such obligations or liabilities.

any indulgence, extension, or delay by a party in exercising its rights under this contract shall not affect any rights such party enjoys under this contract or applicable laws and regulations, nor shall it be deemed a waiver of such rights.

article 15 amendment, modification, and termination

this contract may be amended or modified in writing upon mutual agreement of the parties. any amendment or modification shall form an integral part of this contract.

unless otherwise provided by laws or regulations or agreed by the parties, this contract shall not be terminated until all rights and obligations hereunder have been fully performed.

unless otherwise provided by laws or regulations or agreed by the parties, the invalidity of any provision of this contract shall not affect the legal validity of the other provisions.

article 16 governing law and dispute resolution

this contract shall be governed by the laws of the people’s republic of china (for the purpose of this contract, excluding the laws of the hong kong special administrative region, the macao special administrative region, and the taiwan region).

any dispute arising from or in connection with the conclusion or performance of this contract after it becomes effective shall be resolved through negotiation between the parties. if negotiation fails, either party may adopt the following option 2 for resolution:

1. arbitration. submit to

[   ] china international economic and trade arbitration commission

[   ] beijing arbitration commission (beijing international arbitration center)

[   ] ____________________ arbitration commission

to be arbitrated in accordance with the arbitration rules of such commission in effect at the time of filing the arbitration application, at ________ (place of arbitration). the arbitration award shall be final and binding on all parties.

2. litigation. the parties may negotiate to choose a chinese court to resolve the dispute through litigation.

file a lawsuit with the people’s court at the domicile of the lender or of any other institution of bank of china co., ltd. that exercises rights and performs obligations under this contract or any individual agreement.

[   ] file a lawsuit with the international commercial court of the supreme people’s court (for international commercial disputes with a subject matter of not less than rmb 300 million).

[   ] file a lawsuit with a people’s court having jurisdiction.

during the dispute resolution period, if the dispute does not affect the performance of other provisions of this contract, such other provisions shall continue to be performed.

article 17 attachments

The following attachments and any other attachments jointly confirmed by the parties shall form an integral part of this contract and have the same legal effect as this contract.

1. Drawdown Request (Form)

2. Notice of Annualized Loan Interest Rate (Form)

3. ...

Article 18 Other Provisions

1. Without the prior written consent of the lender, the borrower shall not assign any rights or obligations under this contract to any third party.

2. If the lender, due to business needs, must entrust any other institution of Bank of China Co., Ltd. to perform the rights and obligations under this contract, or transfer the loan business under this contract to any other institution of Bank of China Co., Ltd. for undertaking and management, the borrower hereby acknowledges and agrees. Any other institution of Bank of China Co., Ltd. authorized by the lender, or any other institution of Bank of China Co., Ltd. that undertakes the loan business under this contract, shall have the right to exercise all rights under this contract, and to initiate litigation, submit to arbitration, or apply for enforcement in its own name with respect to disputes arising under this contract.

3. Without prejudice to any other provisions of this contract, this contract shall be legally binding on both parties and their respective lawful successors and assignees.

4. Unless otherwise agreed, the parties designate the addresses set forth in this contract as the addresses for communication and correspondence, and confirm such addresses as valid service addresses. The scope of application of the service addresses includes the service of all types of notices, contracts, and other documents during the performance of this contract, as well as the service of relevant documents and legal instruments in the event of a dispute under this contract (including but not limited to all stages of litigation after arbitration or civil proceedings, such as first instance, jurisdictional objection and reconsideration, second instance, retrial, remand for retrial, and enforcement; legal instruments include but are not limited to all types of notices, arbitration awards, judgments, rulings, and mediation statements).

The borrower agrees that the lender, arbitration institution, or court may serve relevant documents and legal instruments on the borrower by electronic service via the borrower’s fax number and email address listed in this contract.

If both a service address and an electronic service method are agreed upon, service to the designated address and electronic service shall have the same legal effect. If multiple methods of service are used for the same matter or legal document, each method shall be effective, and the date of first service shall be deemed the date of service.

if the above address or method changes, the changing party shall notify the other party in writing of the new address or method at least 10 business days in advance. during arbitration or civil proceedings, if either party’s address or method changes, such party shall notify the arbitration institution or court of the change. if a party fails to fulfill the notification obligation as described above, the address or method confirmed in this contract shall still be deemed the valid service address or method.

if a legal document is not actually received by a party due to reasons such as the inaccuracy of the service address or method provided or confirmed by such party, failure to timely notify the other party and the court of a change in the service address or method, or refusal of the designated recipient to accept service, then: if served by mail, the date of return of the document shall be deemed the date of service; if served by personal delivery, the date on which the server records the circumstances on the proof of service in the presence of the recipient shall be deemed the date of service; if served by electronic means, the date on which the document enters the system designated by the borrower shall be deemed the date of service.

This clause regarding the delivery address or method for relevant documents and legal instruments constitutes an independent provision in this contract concerning the confirmation of an effective delivery address. If this contract is determined to be invalid or revoked in whole or in part, this clause shall remain in effect.

5. The transactions under this contract are conducted based on each party’s independent interests. If, in accordance with applicable laws, regulations, and regulatory requirements, other parties to the transaction constitute related parties or connected persons of the lender, each party shall not seek to use such related party relationship to influence the fairness of the transaction.

6. The headings and business names used in this contract are for convenience of reference only and shall not be used to interpret the terms or the rights and obligations of the parties.

7. In accordance with laws, regulations, and regulatory provisions, and given that the borrower has applied for financial products or services related to credit facilities from the lender, the borrower agrees and authorizes the lender to collect, query, store, use, process, transmit, provide, and delete the following relevant information of the borrower during the processes of due diligence, review and approval, business handling, loan disbursement, post-lending management, registration and disposal of collateral, and debt collection and settlement, including:

(1) Relevant information of the borrower in the financial credit information database and other legally established credit information databases.

(2) The borrower’s business registration information, customs import and export information, tax information, invoice information, financial information, utility payment records and data, salary distribution information, communication fee payment information, POS acquiring data, internet credit information, payment and settlement information, collateral information, and other relevant information held by third-party institutions.

(3) The borrower’s information related to public security cases, litigation or arbitration, asset seizure, attachment, or compulsory enforcement, court judgments, arbitration awards, administrative penalties, social insurance payment status, etc.

(4) Information generated or obtained by the lender in the process of providing financial products or services to the borrower.

(5) For the avoidance of doubt, relevant information does not include any information that can be obtained through public channels.

The borrower agrees and authorizes the lender to collect, query, store, use, process, transmit, provide, and delete the above information, specifically including:

(1) Querying the borrower’s relevant information through the financial credit information database and other legally established credit information databases.

(2) Providing information related to this contract and other relevant information of the borrower to the financial credit information database and other legally established credit information databases for query and use by qualified institutions or individuals in accordance with the law.

(3) Sharing the above relevant information internally among members of the lender’s group to meet the needs of post-lending management and unified credit management of the borrower as required by laws, regulations, and regulatory provisions.

(4) Providing the above relevant information to relevant third-party institutions as needed for credit business handling, debt collection, assignment of creditor’s rights, and post-lending management.

This authorization shall remain valid until the date when all credit facilities of the borrower with the lender’s group are fully settled.

8. If the drawdown date or repayment date falls on a non-working day such as a weekend or statutory holiday, it shall be postponed to the first working day following the non-working day.

9. If the lender is unable to perform this contract or cannot perform it in accordance with its terms due to changes in laws, regulations, or regulatory requirements, or due to requirements of regulatory authorities, the lender shall have the right to terminate or modify the performance of this contract in accordance with such changes or requirements. If the termination or modification of this contract for such reasons results in the lender’s inability to perform or to perform in accordance with the contract terms, the lender shall be exempted from liability.

Here is the corrected translation with the specified issues fixed:

10. The borrower may make inquiries and complaints regarding this contract and the business and fees under this contract through the lender’s contact telephone number listed in this contract.

Article 19: Effectiveness of the Contract

This contract shall take effect upon being signed by the legal representative (or person in charge) or authorized signatory of both the borrower and the lender and affixed with the official seals of both parties.

This contract is executed in three counterparts, with each of the borrower and the lender holding one counterpart, all of which shall have equal legal effect.

Borrower: Lender: Bank of China Co., Ltd. Shanghai Jiading Sub-branch Xi Nanhua

D-02: Working Capital Loan Contract - Applicable to Single Drawdown and Type A and Type B Single Working Capital Loan Business

Attachment: Notification Letter of Annualized Loan Interest Rate

Reference No.: Jiading 2025 Letter No. 25066202

To: WIPO (Shanghai) New Energy Technology Co., Ltd. (Borrower)

1. Our bank has entered into the Working Capital Loan Contract with reference number Jiading 2025 Loan No. 25066202 with your company. Under the aforementioned contract, our bank, as the lender, provides a loan to your company with an annualized interest rate of 2.67%. This annualized interest rate includes:

(1) Loan interest calculated based on the loan interest rate stipulated in Article 4, Paragraph 1 of the aforementioned contract.

(2) Various fees directly related to the loan as stipulated in Article / of the aforementioned contract (if not applicable, please delete).

(3) Various fees directly related to the loan as stipulated in the agreement with reference number / separately signed between your company and our bank (if not applicable, please delete).

2. This notification letter, as an attachment to the aforementioned contract, forms an integral part thereof and has the same legal effect as the aforementioned contract. Matters not stipulated herein shall be governed by the provisions of the aforementioned contract.

Lender: Fushan

January Day